Exhibit 5.a

July 7, 2006

Crown Holdings, Inc.

One Crown Way

Philadelphia, PA 19154

Crown Americas LLC

c/o Crown Holdings, Inc.

One Crown Way

Philadelphia, PA 19154

Crown Americas Capital Corp.

c/o Crown Holdings, Inc.

One Crown Way

Philadelphia, PA 19154

Guarantors listed on Schedule A

c/o Crown Holdings, Inc.

One Crown Way

Philadelphia, PA 19154

Re:	Form S-4 Registration Statement (Reg. No. 333-131784)

Gentlemen and Ladies:

We have acted as special counsel to Crown Holdings, Inc., a Pennsylvania corporation (the “Company”), Crown Americas LLC, a Pennsylvania limited liability company (“Crown Americas”), Crown Americas Capital Corp., a Delaware corporation (“Crown Americas Capital” and, together with Crown Americas, the “Issuers”), and the guarantors listed on Schedule A hereto (together with the Company, the “Guarantors”) in connection with the preparation and filing of the Registration Statement on Form S-4 (Registration No. 333-131784) originally filed by the Issuers and the Guarantors on February 13, 2006 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), as amended (the “Registration Statement”). Upon the effectiveness of the Registration Statement, the Issuers and the Guarantors propose to offer to exchange (the “Exchange Offer”) an aggregate principal amount of up to (i) $500,000,000 of the Issuers’ 7 5/8% Senior Notes due 2013 and (ii) $600,000,000 of the Issuers’ 7 3/4% Senior Notes due 2015 (collectively, the “New Notes”), and the guarantees thereof by the Guarantors (the “New Guarantees”), registered under the Securities Act for an equal aggregate principal amount of the Issuers’ outstanding (i) 7 5/8% Senior Notes due 2013 and (ii) 7 3/4% Senior Notes due 2015, respectively (collectively, the “Old Notes”), and the guarantees thereof by the Guarantors (the “Old Guarantees”), pursuant to the Registration Rights Agreements (the “Registration Rights Agreements”) by and among the Issuers, the Guarantors and Citigroup Global Markets Inc., Lehman Brothers Inc., Deutsche Bank Securities Inc. and Banc of America Securities LLC, as Representatives of the several Initial Purchasers named therein, incorporated by reference as Exhibits 4.h and 4.i to the Registration Statement. The New Notes and the New Guarantees are to be issued pursuant to the terms of the Indentures by and among the Issuers, the Guarantors and Citibank, N.A., as trustee (the “Trustee”), incorporated by reference as Exhibits 4.j and 4.k to the Registration Statement (the “Indentures”). The Indentures are to be qualified under the Trust Indenture Act.

Crown Americas LLC

Crown Americas Capital Corp.

Guarantors

July 7, 2006

We have participated in the preparation of the Registration Statement and have made such legal and factual examination and inquiry as we have deemed advisable for the rendering of this opinion. In making our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to all authentic original documents of all documents submitted to us as copies.

We have assumed that the Indentures have been duly authorized, executed and delivered by the Trustee and constitute legal, valid and binding agreements of the Trustee.

Based upon the foregoing and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that:

1. When (i) the Registration Statement has been declared effective, (ii) the Indentures have been duly qualified under the Trust Indenture Act, (iii) the New Notes have been duly executed by the Issuers and (iv) the New Notes have been duly authenticated by the Trustee in accordance with the terms of the Indentures and issued and delivered in exchange for the Old Notes in accordance with the Registration Rights Agreements and the terms set forth in the prospectus which is included in the Registration Statement, the New Notes will constitute valid and legally binding obligations of the Issuers enforceable against the Issuers in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other similar laws affecting creditors’ rights generally or debtors’ obligations generally, general principles of equity (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

2. When (i) the Registration Statement has been declared effective, (ii) the Indentures have been duly qualified under the Trust Indenture Act, (iii) the New Notes have been duly executed by the Issuers, (iv) the New Notes have been duly authenticated by the Trustee in accordance with the terms of the Indentures and issued and delivered in exchange for the Old Notes in accordance with the Registration Rights Agreements and the terms set forth in the prospectus which is included in the Registration Statement and (v) the New Guarantees have been duly executed by the Guarantors, the New Guarantees will constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other similar laws affecting creditors’ rights generally or debtors’ obligations generally, general principles of equity (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

Crown Americas LLC

Crown Americas Capital Corp.

Guarantors

July 7, 2006

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware and the laws of the United States, the Commonwealth of Pennsylvania and the State of New York that are applicable to securities of the type contemplated by the Indentures, and we express no opinion with respect to the applicability or effect of the laws of any other jurisdiction (including without limitation the effect of such laws on the enforceability of the New Notes or the New Guarantees). Insofar as the opinions expressed herein relate to or depend upon matters governed by the laws of Ohio, we have assumed the correctness of and relied upon, without any independent verification, the opinion being delivered directly to you and filed as exhibit to the Registration Statement of Vorys, Sater, Seymour and Pease LLP, as to matters of Ohio law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus contained therein under the caption “Legal Matters.” In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

Dechert LLP

Schedule A

Guarantors

Central States Can Co. of Puerto Rico, Inc.

Crown Beverage Packaging, Inc.

CROWN Beverage Packaging Puerto Rico, Inc.

Crown Consultants, Inc.

Crown Cork & Seal Company (DE), LLC

Crown Cork & Seal Company, Inc.

CROWN Cork & Seal USA, Inc.

Crown Financial Corporation

Crown Financial Management, Inc.

Crown International Holdings, Inc.

CROWN Packaging Technology, Inc.

CROWN Risdon USA, Inc.

Foreign Manufacturers Finance Corporation

NWR, Inc.